                                                           Exhibit 10.10


                            STOCK PURCHASE AGREEMENT


                                       by
                                       and
                                      among

                             USINTERNETWORKING, Inc.

                                       and

                               The Parties Hereto

                            -------------------------

                                December 31, 1998



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                                TABLE OF CONTENTS

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ARTICLE 1. DEFINITIONS............................................................................................1

                  1.1. Definitions................................................................................1
                  1.2. Accounting Terms; Financial Statements.....................................................6
                  1.3. Knowledge Standard.........................................................................6
                  1.4. Other Defined Terms........................................................................6

ARTICLE 2. AUTHORIZATION OF PREFERRED SHARES; PURCHASE AND SALE OF PREFERRED SHARES...............................7

                  2.1. Preferred Shares...........................................................................7
                  2.2. Purchase and Sale of Preferred Shares......................................................7
                  2.3. Closing....................................................................................7
                  2.4. Fees and Expenses..........................................................................8
                  2.5 Financial Accounting Positions; Tax Reporting...............................................8

ARTICLE 3. CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO PURCHASE THE PREFERRED SHARES........................8

                  3.1. Representations and Warranties.............................................................8
                  3.2. Compliance with Terms and Conditions of this Agreement.....................................9
                  3.3. Delivery of Certificates Evidencing the Shares.............................................9
                  3.4. Closing Certificates.......................................................................9
                  3.5. Secretary's Certificates...................................................................9
                  3.6. Documents..................................................................................9
                  3.7. Purchase Permitted by Applicable Laws......................................................9
                  3.8. Consents and Approvals....................................................................10
                  3.9. Amended and Restated Stockholders'Agreement...............................................10
                  3.10. Certificate..............................................................................10
                  3.11. No Material Judgment or Order............................................................10
                  3.12. Legal Opinion............................................................................10
                  3.13. Approval of Counsel to the Purchasers....................................................10
                  3.14. Pro Forma Balance Sheet..................................................................11
                  3.15. Good Standing Certificates...............................................................11
                  3.16. No Litigation............................................................................11
                  3.17. Siebel Systems, Inc. Memorandum of Understanding.........................................11
                  3.18. SBIC Forms...............................................................................11
                  3.19. Repayment of Notes.......................................................................12

ARTICLE 4. CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE..................................................12
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
                  4.1. Representations and Warranties............................................................12
                  4.2. Compliance with this Agreement............................................................12
                  4.3. Issuance Permitted by Applicable Laws.....................................................12
                  4.4. Payment of Purchase Price.................................................................12
                  4.5. Consents and Approvals....................................................................13
                  4.6. No Material Judgment or Order.............................................................13

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................13

                  5.1. Corporate Existence and Authority.........................................................13
                  5.2. Corporate Authorization; No Contravention.................................................14
                  5.3. Governmental Authorization; Third Party Consents..........................................14
                  5.4. Binding Effect............................................................................14
                  5.5. Capitalization............................................................................14
                  5.6. Private Offering..........................................................................16
                  5.7. Litigation................................................................................16
                  5.8. Financial Statements......................................................................17
                  5.9. Title and Condition of Assets.............................................................18
                  5.10. Contractual Obligations..................................................................18
                  5.11. Tax Matters..............................................................................18
                  5.12. Severance Arrangements...................................................................19
                  5.13. Investment Company/Government Regulations................................................19
                  5.14. Broker's, Finder's or Similar Fees.......................................................19
                  5.15. Labor Relations and Employee Matters.....................................................19
                  5.16. Employee Benefits Matters................................................................19
                  5.17. Outstanding Borrowings...................................................................20
                  5.18. Insurance Schedule.......................................................................21
                  5.19. Solvency.................................................................................21
                  5.20. No Other Agreements to Sell the Assets or Capital Stock of the Company...................21
                  5.21. Key Employees............................................................................21
                  5.22. Compliance with Law......................................................................21
                  5.23. Software.................................................................................22
                  5.24. Disclosure...............................................................................24
                  5.25. No Default or Breach.....................................................................24
                  5.27. Patents, Trademarks, Etc..................................................................24
                  5.28. Use of Real Property......................................................................25
                  5.29. ERISA-Prohibited Transactions............................................................26
                  5.30. Absence of Certain Changes or Events......................................................26
                  5.31. Environmental Matters.....................................................................26
                  5.32. Potential Conflicts of Interest...........................................................27
                  5.33. Trade Relations...........................................................................27
                  5.34. Acquisition Agreements....................................................................27
                  5.35. Location of Assets.........................................................................28
                  5.36. Regulatory Affiliate......................................................................28

                                       ii
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
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
ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................................................28

                  6.1. Existence and Authority...................................................................28
                  6.2. Organization; Authorization; No Contravention.............................................28
                  6.3. Binding Effect............................................................................29
                  6.4. Purchase for Own Account..................................................................29
                  6.5. Financial Condition.......................................................................29
                  6.6. Receipt of Information....................................................................30
                  6.7. Broker's, Finder's or Similar Fees........................................................30
                  6.8. Governmental Authorization; Third Party Consent...........................................30
                  6.9. Litigation................................................................................30

ARTICLE 7. COVENANTS OF THE COMPANY WITH RESPECT TO THE PERIOD FOLLOWING THE CLOSING............................30

                  7.1. Reservation of Shares.....................................................................30
                  7.2. Year 2000.................................................................................31
                  7.3. Regulatory Compliance.....................................................................31
                  7.4. Information and Reports for SBIC Purchasers...............................................33
                  7.5. Financial Statements and Other Information................................................34
                  7.5. Subsidiaries...............................................................................36
                  7.6. Notice of Corporate Changes................................................................36
                  7.7. No Defaults................................................................................36
                  7.8. Permitted Investments......................................................................37
                  7.9. Other Information..........................................................................37
                  7.10. Preservation of Corporate Existence.......................................................37
                  7.11. Payment of Obligations....................................................................37
                  7.12. Compliance with Laws......................................................................38
                  7.13. Inspection................................................................................38
                  7.14. Insurance.................................................................................38
                  7.15. Books and Records.........................................................................38
                  7.16. Use of Proceeds...........................................................................39
                  7.17. Board Nominees............................................................................39
                  7.18. Granting of Employee Options..............................................................39
                  7.19. Business Activities.......................................................................39

ARTICLE 8. INDEMNIFICATION.......................................................................................39

                  8.1. Indemnification...........................................................................39
                  8.2. Procedure; Notification...................................................................40
                  8.3. Amended and Restated Stockholders'Agreement...............................................41

ARTICLE 9. MISCELLANEOUS.........................................................................................41

                  9.1. Survival of Representations and Warranties................................................41
                  9.2. Notices...................................................................................42
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
                  9.3. Successors and Assigns....................................................................42
                  9.4. Amendment and Waiver......................................................................42
                  9.5. Counterparts..............................................................................43
                  9.6. Headings..................................................................................43
                  9.7. Governing Law.............................................................................43
                  9.8. Jurisdiction..............................................................................43
                  9.9. Severability..............................................................................44
                  9.10. Rules of Construction....................................................................44
                  9.11. Entire Agreement.........................................................................44
                  9.12. Publicity................................................................................44
                  9.13. Further Assurances.......................................................................44
                  9.14. Waiver of Jury Trial.....................................................................45
                  9.15. Obligations of the Purchasers............................................................45

                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 31st day of December, 1998, by and among USINTERNETWORKING, Inc., a Delaware corporation (the "Company"), and the other parties whose names appear on the signature pages hereto (collectively, the "Purchasers").

                                    RECITALS:


                  A. Upon the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell shares of its 8% Series B Cumulative Convertible Redeemable Preferred Stock ("Series B Preferred Stock", as defined below) to the Purchasers.

                  B. Upon the terms and subject to the conditions set forth in this Agreement, the Purchasers desire to purchase from the Company shares of the Series B Preferred Stock as set forth on SCHEDULE 1 hereto.

                                   AGREEMENT:


                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

                  1.1.     DEFINITIONS.

                  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether by contract, through one or more intermediaries, or otherwise.

                  "AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT" means the Amended and Restated Stockholders' Agreement substantially in the form attached as EXHIBIT B.

                  "BUSINESS DAY" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                 "COMMISSION" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act (as defined below).

                  "COMMON STOCK" means the common stock, par value $.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "COMPANY PARTIES" means the Company and each of its Subsidiaries.

                  "CONDITION OF THE COMPANY" means the assets, business, properties, operations, financial condition or prospects of the Company Parties, taken as a whole.

                  "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                  "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "EMPLOYEE PLANS" means all employee benefit plans within the meaning of Section 3(3) of ERISA, in which employees of any Company Party participate or have participated.

                  "EMPLOYEE STOCK OPTION PLAN" means an employee stock option plan adopted by the Compensation Committee of the Board of Directors of the Company, and approved by the Board of Directors of the Company, providing for the issuance to certain employees of the Company Parties of options to purchase a certain number of shares of Common Stock at a certain exercise price per share the total number of shares of Common Stock which may be issued under all such plans shall not exceed 6.5% of the total number of outstanding shares of common stock calculated on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan.

                  "ENVIRONMENTAL LAWS" shall mean any applicable past, present or future federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including, without limitation, the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 ET SEQ.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. 1251 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. 2601 ET SEQ.), and the Occupational Safety and Health Act (29 U.S.C. 651 ET SEQ.).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GAAP" means United States generally accepted accounting principles, in effect from time to time, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "HAZARDOUS MATERIALS" shall mean (i) any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or byproduct radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any
                                       3

"hazardous substance" as defined under CERCLA or any environmental law, statute, regulation or rule; (iii) any hazardous waste defined under RCRA or any Environmental Law; and (iv) even if not prohibited, listed, limited or regulated by an Environmental Law, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including, without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment, or the health and safety of any Person or impair the use or value of any portion of the property of the Company.

                  "INDEBTEDNESS" means, as to any Person: (a) all obligations, whether or not contingent, of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all indebtedness, obligations or liabilities of such Person evidenced by notes, bonds, debentures or similar instruments, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, that should be classified as liabilities in accordance with GAAP, including, without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances; (c) all obligations of such Person representing the balance of deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligations of such Person.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction, preference or priority right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "NOTES" means the convertible promissory notes, as amended, originally issued by the Company to certain of the Purchasers pursuant to the Note Purchase Agreement dated as of September 8, 1998 and the Note Purchase Agreements dated as of December 16 and 24, 1998 by and among the Company and certain of the Purchasers.

                  "OUTSTANDING BORROWINGS" means all Indebtedness of any Company Party for borrowed money or capitalized lease obligations (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured).

                  "PERSON" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company Parties delivered pursuant to Section 3.15.

                  "REQUIREMENTS OF LAW" means, as to any Person, the provisions of the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise, order, judgment, or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or applicable to any or all of the transactions contemplated by or referred to in the Transaction Documents.

                  "SALE OF THE COMPANY" means (i) the sale or all or substantially all of the Company's assets in a single transaction or series of related transactions, or (ii) the sale of all or a controlling interest in the Company's capital stock in a single transaction or a series of related transactions pursuant to a sale or issuance of securities or a merger, consolidation, or other business combination.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "SERIES B PREFERRED STOCK" means the 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

                  "SOLVENT" shall mean, with respect to the Company Parties, considered as a whole, based on the Pro Forma Balance Sheet, (i) the assets and the property of the Company Parties, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company Parties, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company Parties, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company Parties, considered as a whole, are able both to service and to pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Amended and Restated Stockholders' Agreement, the Certificate and the By-laws of the Company.

                  "TRANSACTION EXPENSES" means any and all reasonable out-of-pocket (i) legal expenses for one counsel to Whitney and for one counsel to certain of the other Purchasers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and preparation for any of the foregoing, including, without limitation, travel expenses, reasonable fees, charges and disbursements of counsel and any similar or related legal costs and legal expenses; (ii) other expenses incurred by J.H. Whitney & Co. and the Purchasers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents, including, without limitation, expenses incurred in connection with J.H. Whitney & Co.'s and the Purchasers' due diligence investigation; and (iii) legal and other expenses, not to exceed $15,000, incurred by Waller-Sutton Media Partners in connection with the foregoing.

                  "WHITNEY" means J. H. Whitney & Co., a New York limited partnership, J. H. Whitney III, L.P., a Delaware limited partnership, and Whitney Strategic Partners III, L.P., a Delaware limited partnership.

                  1.2.     ACCOUNTING TERMS; FINANCIAL STATEMENTS.

                  All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

                  1.3.     KNOWLEDGE STANDARD.

                  When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person or any similar phrase shall mean, (i) with respect to any individual, the actual knowledge of such Person, (ii) with respect to any corporation, the actual knowledge of the officers and directors of such corporation and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry, and (iii) with respect to a partnership, the actual knowledge of the officers and directors of the general partner of such partnership and the knowledge of such facts that such persons should have in the exercise of their duties after reasonable inquiry.

                  1.4.     OTHER DEFINED TERMS.

                  The following terms shall have the meanings specified in the Sections set forth below:


                        TERM                                      SECTION
                        ----                                      -------

                        Actions                                     5.7
                        Certificate                                 2.1
                        Closing Date                                2.2
                        Closing                                     2.3
                        Liabilities                                 8.1
                        Preferred Shares                            2.1
                        Purchase Price                              2.2
                        Regulatory Affiliate                        7.3
                        SBA                                        3.18
                        SBIC                                        7.4


                                   ARTICLE 2.
                       AUTHORIZATION OF PREFERRED SHARES;
                      PURCHASE AND SALE OF PREFERRED SHARES

                  2.1.     PREFERRED SHARES.

                  The Board of Directors of the Company has authorized the issuance and sale of up to 59,279 shares (the "Preferred Shares") of the Series B Preferred Stock and has duly adopted resolutions establishing the rights, preferences, privileges and restrictions of the Series B Preferred Stock. The Preferred Shares will have the respective rights, preferences and privileges set forth in the Company's First Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT A (the "Certificate").

                  2.2.     PURCHASE AND SALE OF PREFERRED SHARES.

                  Upon the terms and subject to the conditions herein contained, on such day as the parties may agree (the "Closing Date"), but in any event prior to December 31, 1998, the Company shall issue and sell to each Purchaser, and each Purchaser shall acquire from the Company, the number of Preferred Shares set forth next to such Purchaser's name on SCHEDULE 1 hereto. The aggregate purchase price of such Preferred Shares to be paid by the Purchasers shall be Sixty-Two Million Two Hundred Forty-Two Thousand Five Hundred Dollars ($62,242,500) (the "Purchase Price").

                  2.3.     CLOSING.

                  The closing of the sale to and purchase by the Purchasers of the Preferred Shares (the "Closing") shall occur at 11 o'clock A.M., local time on the Closing Date at the offices of Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or such other location as the parties may agree. At the Closing, (i) the Company shall deliver to each Purchaser a stock certificate evidencing the Preferred Shares being purchased by such Purchaser, free and clear of any Liens of any nature whatsoever, other than those created by the Certificate or the Amended and Restated Stockholders' Agreement, registered in such Purchaser's name, and (ii) each Purchaser shall deliver to the Company that portion of the Purchase Price, as set forth next to such Purchaser's name on SCHEDULE 1 hereto, by cashier's or certified check or wire transfer of immediately available funds, all or part of which shall, in the case of each Purchaser holding a Note, be paid by crediting against the portion of the Purchase Price due from such Purchaser the principal amount of such Note that is to be converted into Preferred Shares, and any accrued but unpaid interest thereon will be paid in cash at the Closing. To the extent that any Purchaser holding a Note does not deliver at the Closing to the Company for cancellation the Notes held by such Purchaser, the Closing shall be deemed to have occured with respect to such Purchaser upon the payment of the cash portion, if any, of such Purchaser's portion of the Purchase Price, but the Company shall not deliver a stock certificate to such Purchaser until such Purchaser's Note has been delivered to the Company for cancellation.

                  2.4.     FEES AND EXPENSES.

                  Concurrently with or promptly after the Closing, the Company shall reimburse J.H. Whitney & Co. and each Purchaser for the Transaction Expenses, incurred by it which payment shall be made by wire transfer of immediately available funds to an account or accounts designated by J.H. Whitney & Co. or such Purchaser, as the case may be.

                  2.5      FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING.

                  Each of the parties hereto agrees to take reporting and other positions with respect to the Preferred Shares which are consistent with the purchase price of the Preferred Shares set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Preferred Shares set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Preferred Shares which are consistent with the purchase price of the Preferred Shares set forth herein for all other purposes, including without limitation, for all federal, state and local tax purposes.

                                   ARTICLE 3.
                       CONDITIONS TO THE OBLIGATION OF THE
                   PURCHASERS TO PURCHASE THE PREFERRED SHARES

                  The obligation of each of the Purchasers to purchase the Preferred Shares to be purchased by it hereunder, to pay, at the Closing, the applicable portion of the Purchase Price therefor and to perform any of its obligations hereunder shall be subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the Closing Date; PROVIDED, HOWEVER, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company, except to the extent expressly so waived.

                  3.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company contained in
Section 5 hereof shall be true and correct in all material respects at and as of the date hereof and the Closing Date, as if made at and as of such date (except for those representations and warranties that are already qualified by materiality, which shall be true and correct in all respects).

                  3.2.     COMPLIANCE WITH TERMS AND CONDITIONS OF THIS
                           AGREEMENT.

                  The Company shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  3.3.     DELIVERY OF CERTIFICATES EVIDENCING THE SHARES.

                  The Company shall have delivered to the Purchasers the certificates evidencing the Preferred Shares as set forth in Section 2.3.

                  3.4.     CLOSING CERTIFICATES.

                  The Company shall have delivered to the Purchasers a certificate executed by the Chief Executive Officer, President, or Chief Financial Officer of the Company, certifying that the representations and warranties of the Company are true and correct in all material respects on and as of the date hereof and the Closing Date, as if made at and as of such date (except for those representations and warranties that are already qualified by materiality, which shall be true and correct in all respects), and that the conditions set forth in this Section 3 to be satisfied by the Company have been satisfied on and as of the Closing Date.

                  3.5.     SECRETARY'S CERTIFICATES.

                  The Purchasers shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the attached copies of the Certificate and By-laws of the Company (all of which will be in form and substance consistent with this Agreement) and resolutions of the Board of Directors and stockholders of the Company approving this transaction are all true, complete and correct and remain unamended and in full force and effect , and (b) the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection therewith on behalf of the Company.

                  3.6.     DOCUMENTS.

                  The Purchasers shall have received true, complete and correct copies of such documents and such other information as they may have reasonably requested in connection with or relating to the sale of the Preferred Shares and the transactions required to be performed herein.

                  3.7.     PURCHASE PERMITTED BY APPLICABLE LAWS.

                  The acquisition of and payment for the Preferred Shares to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and the other Transaction Documents (a) shall not be prohibited by any Requirements of Law applicable to any party hereto or such transactions, (b) shall not conflict with or be prohibited by any Contractual Obligation of any Company Party and (c) shall not subject any Purchaser to any penalty or other condition materially adverse to the conduct of such Purchaser's business under or pursuant to any Requirements of Law.

                  3.8.     CONSENTS AND APPROVALS.

                  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to the material Contractual Obligations of each Company Party, which are necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of the Preferred Shares and the issuance of the Common Stock upon conversion of the Preferred Shares) by, or enforcement against, the Company of the Transaction Documents, shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3.9.     AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                  The Amended and Restated Stockholders' Agreement shall have been executed and delivered by all parties thereto.

                  3.10.    CERTIFICATE.

                  The Certificate shall have been filed with and endorsed by the Secretary of State of the State of Delaware.

                  3.11.    NO MATERIAL JUDGMENT OR ORDER.

                  There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Purchasers, would (i) prohibit the purchase of the Preferred Shares hereunder, (ii) subject the Purchasers to any penalty if the Preferred Shares were to be purchased hereunder, or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                  3.12.    LEGAL OPINION.

                  The Purchasers shall have received an opinion of counsel for the Company in the form attached as EXHIBIT C hereto.

                  3.13.    APPROVAL OF COUNSEL TO THE PURCHASERS.

                  All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance reasonably acceptable to counsel to the respective Purchasers.

                  3.14.    PRO FORMA BALANCE SHEET.

                  The Company shall have delivered to the Purchasers a pro forma consolidated balance sheet of the Company Parties, dated as of December 31, 1998, certified by the chief financial officer of the Company to the effect that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by the Transaction Documents and the application of the net proceeds therefrom, including the payment of all material fees and expenses in connection therewith.


                  3.15.    GOOD STANDING CERTIFICATES.

                  The Company shall have delivered to the Purchasers good standing certificates for the Company, dated as of a recent date, for its jurisdiction of incorporation and all other jurisdictions where the nature of its business requires qualification as a foreign corporation.

                  3.16.    NO LITIGATION.

                  No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened against any Purchaser or any Company Party (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which would, if resolved adversely to such Purchaser or a Company Party, severally or in the aggregate, materially and adversely affect the Condition of the Company.

                  3.17.    SIEBEL SYSTEMS, INC. MEMORANDUM OF UNDERSTANDING.

                  The memorandum of understanding, dated as of December 23, 1998, between the Company and Siebel Systems, Inc., a copy of which is attached hereto as Exhibit 3.17, shall be in full force and effect and shall not have been amended, modified or terminated.

                  3.18.    SBIC FORMS.

                  The Company shall have furnished to all Purchasers that are SBICs all forms which such Purchasers shall have informed the Company (at least five days prior to Closing) are required by the United States Small Business Administration ("SBA") in connection with the transactions contemplated hereby, including without limitation a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652-D, and a Portfolio Financing Report on SBA Form 1031, which forms (except for execution by the respective licensee), shall be in proper form for filing with the SBA. If such forms are requested by a Purchaser that is an SBIC after the Closing Date, the Company will use commercially reasonable efforts to supply such forms in timely fashion.

                  3.19.    REPAYMENT OF NOTES.

                  The Company shall have repaid its note to Blue Chip Capital Fund II Limited Partnership, including interest thereon.

                  3.20.    EXCHANGE OF NOTE WARRANTS.

                  Purchasers holding warrants representing at least 90% of the shares covered by all of the warrants issued pursuant to the Note Purchase Agreement dated as of September 8, 1998 (the "Old Warrants"), shall have evidenced their agreement to exchange those warrants for new warrants with like terms for a like number of shares of Common Stock but with an exercise price of $.43 per share (the "New Warrants").

                                   ARTICLE 4.
                         CONDITIONS TO THE OBLIGATION OF
                              THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Preferred Shares and to perform the other obligations of the Company hereunder shall be subject to the satisfaction, as determined or waived by the Company, of the following conditions on or before the Closing Date:

                  4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Purchasers contained in Section 6 hereof shall be true and correct in all material respects at and as of the date hereof and the Closing Date, as if made at and as of such date (except for those representations and warranties that are already qualified by materiality, which shall be true and correct in all respects).

                  4.2.     COMPLIANCE WITH THIS AGREEMENT.

                  Each of the Purchasers shall have performed and complied with all of the agreements and conditions set forth herein that are required to be performed or complied with by such Purchaser on or before the Closing Date.

                  4.3.     ISSUANCE PERMITTED BY APPLICABLE LAWS.

                  The issuance of the Preferred Shares to be issued by the Company hereunder and the consummation of this Agreement (a) shall not be prohibited by any Requirements of Law, and (b) shall not conflict with or be prohibited by any Contractual Obligations of the Purchasers.

                  4.4.     PAYMENT OF PURCHASE PRICE.

                  The Purchasers shall have tendered to the Company the Purchase Price.

                  4.5.     CONSENTS AND APPROVALS.

                  All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to the material Contractual Obligations of the Purchasers, which are necessary or required in connection with the execution, delivery or performance by the Purchasers of the Transaction Documents to which they are party shall have been obtained and be in full force and effect and all waiting periods shall have lapsed without extension or imposition of any conditions or restrictions.

                  4.6.     NO MATERIAL JUDGMENT OR ORDER.

                  There shall not be any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirements of Law which, in the reasonable judgment of the Company would (i) prohibit the sale of the Shares or the consummation of the other transactions hereunder, (ii) subject the Company to any penalty if the Shares were to be sold hereunder or (iii) question the validity or legality of the transactions required to be performed under this Agreement.

                  4.7.     EXCHANGE OF NOTE WARRANTS.

                  Purchasers holding Old Warrants representing at least 90% of the shares covered by all of the Old Warrants shall have evidenced their agreement to exchange those warrants for New Warrants.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to, and covenants with, the Purchasers as of the date hereof and as of the Closing Date as follows:

                  5.1.     CORPORATE EXISTENCE AND AUTHORITY.

                  Each of the Company Parties (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the related agreements and other documents referred to herein to which it is or will be a party; and (d) is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company.
SCHEDULE 5.1 contains a true and correct list of each jurisdiction where a Company Party's ownership, lease or operation of property or the conduct of its business would require it to be qualified to do business as a foreign entity.

                  5.2.     CORPORATE AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, (a) have been duly authorized by all necessary corporate action, including without limitation, if required, stockholder action, (b) do not conflict with or contravene the terms of the Certificate or the By-laws of the Company, or any amendment thereof; (c) do not conflict with or contravene the terms of the certificate of incorporation or the by-laws of any of the Company's Subsidiaries, and (d) will not violate, conflict with or result in any material breach or contravention of or creation of any Lien under (i) any Contractual Obligation of any Company Party or (ii) any Requirements of Law applicable to any Company Party.

                  5.3.     GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS.

                  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any applicable Requirements of Law and no lapse of a waiting period under any applicable Requirements of Law is necessary or required in connection with the execution and delivery of Transaction Documents by the Company or the performance by the Company Parties or enforcement against the Company Parties of any obligation of any Company Party under the Transaction Documents, or the transactions to be performed hereunder or thereunder other than such approvals, consents, compliance, exemptions, authorizations or filings as will have been obtained or made prior to the Closing Date.

                  5.4.     BINDING EFFECT.

                  This Agreement has been and each of the other Transaction Documents will be, duly executed and delivered by the Company and this Agreement constitutes, and the Amended and Restated Stockholders' Agreement will constitute, the legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5.     CAPITALIZATION.

                  (a) On the Closing Date immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 600,000,000 shares of Common Stock, of which 15,750,000 shares are issued and outstanding, (ii) 110,000 shares of Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of which 55,000 shares are issued and outstanding, and (iii) 115,000 shares of Series B Preferred Stock, of which no shares are issued and outstanding. As of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents, there will be: (i) 55,000 shares (the "Series A Preferred Shares") of Series A Preferred Stock issued and outstanding; (ii) 59,279 shares of Series B Preferred Stock issued and outstanding; (iii) 15,750,000 shares of Common

Stock issued and outstanding; (iv) 99,000,000 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Shares; (v) 148,197,500 shares of Common Stock reserved for issuance upon conversion of the Preferred Shares; (vi) 55,000 shares of Series A Preferred Stock reserved for issuance by the Company, which shares may be issued by the Company, at its election, as payment in kind dividends on the Series A Preferred Shares, in accordance with the Certificate (the "Series A Dividend Shares"); (vii) 50,000 shares of Series B Preferred Stock reserved for issuance by the Company, which shares may be issued by the Company, at its election, as payment in kind dividends on the Series B Preferred Shares, in accordance with the Certificate (the "Series B Dividend Shares"); (ix) 99,000,000 shares of Common Stock reserved for issuance upon conversion of the Series A Dividend Shares reserved for issuance as set forth in clause (vi) hereof; (x) 125,000,000 shares of Common Stock reserved for issuance upon conversion of the Series B Dividend Shares reserved for issuance as set forth in clause (vii) hereof; (xi) 11,861,317 shares of Common Stock reserved for issuance pursuant to the exercise of warrants ("Warrants"); and
(xii) 13,458,000 shares of Common Stock reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of the Employee Stock Option Plan (the "Employee Options"). The Company has no shares of capital stock held in treasury. The Warrants, the Employee Options and all shares of capital stock of the Company outstanding as of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents, have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company, after giving effect to the transactions contemplated by the Transaction Documents, are, and the shares of Common Stock issuable upon conversion of the Series A Preferred Shares and the Preferred Shares and upon exercise of the Warrants and the Employee Options, when issued in accordance with their respective terms, will be, validly issued, fully paid, nonassessable and free and clear of any Liens, other than those created by the Amended and Restated Stockholders' Agreement, and the issuance of the foregoing has not been or will not be, as the case may be, subject to preemptive rights in favor of any Person.

                  (b) SCHEDULE 5.5 sets forth, as of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents, the name of each holder of the issued and outstanding capital stock of the Company, the number and class of shares of such capital stock held beneficially or of record by each such holder and the name of each holder of warrants, options, rights and securities convertible into capital stock of the Company, together with the number and class of capital stock to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities and the respective exercise prices and conversion rates of such warrants, options, rights and convertible securities. On the Closing Date, after giving effect to the transactions contemplated hereby and in the other Transaction Documents, except as identified in this Section 5.5, there will be no outstanding securities convertible into or exchangeable for capital stock of any Company Party or options, warrants or other rights to purchase or subscribe to capital stock of any Company Party or contracts, commitments, agreements, understandings or arrangements of any kind to which any Company Party is a party relating to the issuance of any capital stock of any Company Party, any such convertible or exchangeable securities or any such options, warrants or rights. No Company Party has issued any securities or taken any other action that in either case has given rise to any adjustments pursuant to any anti-dilution rights granted to any holder of securities of any Company Party.

                  (c) SCHEDULE 5.5 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 5.5, as of the Closing Date, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens. Except as set forth on
SCHEDULE 5.5, the Company has no Subsidiaries and does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, and
(ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprise.

                  (d) Except as set forth on SCHEDULE 5.5 and as may be provided in the Amended and Restated Stockholders' Agreement, no Person has any preemptive rights, rights of first refusal, "tag along" rights, rights of co-sale or any similar rights with respect to the issuance of the Preferred Shares contemplated hereby or the issuance of any additional shares of stock by any Company Party. SCHEDULE 5.5 identifies all Persons holding any such rights and describes the material terms of all such rights.

                  5.6.     PRIVATE OFFERING.

                  No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Preferred Shares. No registration of the Preferred Shares, or of shares of Common Stock issuable upon conversion of the Preferred Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement, or the issuance of shares of Common Stock issuable upon the conversion of the Preferred Shares. The Company agrees that neither it, nor anyone authorized to act on its behalf, will offer or sell the Preferred Shares or any other security so as to require the registration of the Preferred Shares, or the shares of Common Stock issuable upon the conversion of the Preferred Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Preferred Shares, or shares of Common Stock issuable upon the conversion of the Preferred Shares, are so registered.

                  5.7.     LITIGATION.

                  No Company Party has received any notice of and, to its knowledge, is not subject to any charge complaint, action, court order, writ, injunction, judgment or decree outstanding or any dispute, claim, suit, litigation or legal proceeding at law, in equity, in arbitration, or before any Governmental Authority, (collectively, "Actions") which if adversely determined would have a material adverse effect on (i) any Company Party or the Condition of the Company or (ii) the transactions required to be performed by the Company under this Agreement or any other Transaction Document and, to each Company Party's knowledge, there is no valid basis therefor,
                                       16
and no Action is threatened against any Company Party. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

                  5.8.     FINANCIAL STATEMENTS.

                  (a) The Company has furnished the Purchasers with true and complete copies of (i) the audited consolidated and consolidating balance sheets of the Company Parties as of June 30, 1998 and the related consolidated and consolidating statements of income, stockholders' equity and cash flow, together with the notes thereto, of the Company Parties for the period from January 14, 1998 to June 30, 1998, together with the report of Ernst & Young, LLP thereon (the "Audited Financial Statements"), and (ii) the unaudited consolidated and consolidating balance sheets of the Company Parties as of July 31, 1998, August 31, 1998 September 30, 1998, October 31, 1998 and November 30, 1998 (the last being referred to as "Reference Balance Sheet") and the related consolidated and consolidating statements of income, stockholders' equity and cash flow, together with the notes thereto, of the Company Parties for July 31, 1998, the two-month period ending August 31, 1998, the three-month period ending September 30, 1998, the four-month period ending October 31, 1998, and the five-month period ended November 30, 1998 (the "Interim Financial Statements"). The Audited Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") fairly present, in all material respects, the financial position of the Company Parties as of the respective dates thereof, and the results of operations and cash flows of the Company Parties for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of the Interim Financial Statements, to normal year-end audit adjustments, which will not be materially adverse.

                  (b) The Pro Forma Balance Sheet delivered to the Purchasers sets forth the assets and liabilities of the Company Parties as of December 31, 1998 on a pro forma consolidated basis assuming the consummation of the transactions contemplated in this Agreement had taken place prior thereto. The Pro Forma Balance Sheet has been prepared by the Company in accordance with GAAP, consistently applied, and fairly presents in all material respects such assets and liabilities on a pro forma basis as of November 30, 1998, as if the transactions contemplated in this Agreement had been consummated on or prior to such date and the fees and expenses associated therewith had been accrued or paid, and based on the assumptions set forth in such Pro Forma Balance Sheet.

                  (c) The Company Parties' projections attached hereto as
SCHEDULE 5.8(B) were prepared by the Company's management in good faith, are based on reasonable assumptions, represent management's best estimates of the Company Parties' predicted operations and performance under the Company's business plan and reflect actual subjective expectations of the Company's management. The Company has no reason to believe that the results reflected in such projections are not attainable. Such projections are the most current projections prepared by any Company Party relating to the periods covered thereby, and no Company Party has delivered to any Person any later dated projections.

                  5.9.     TITLE AND CONDITION OF ASSETS.

                  Except with respect to real and personal property leased from other Persons pursuant to lease agreements disclosed pursuant to Section 5.10, each of the Company Parties has good title to all of the properties and assets used in the conduct of its business, including without limitation, the properties and assets reflected on the Reference Balance Sheet, which properties and assets are not subject to any Lien except (a) those which are shown and described in the Reference Balance Sheet or (b) Liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

                  5.10.    CONTRACTUAL OBLIGATIONS.

                  SCHEDULE 5.10 lists all contracts, agreements and commitments of each of the Company Parties as of the Closing Date, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of any of the Company Parties that do not extend beyond one year and involve the receipt or payment of not more than $75,000. The Company has delivered to the Purchasers true, complete and correct copies of all written contracts, agreements and commitments required to be listed on SCHEDULE 5.10. Such documents comprise a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that materially modify the substance thereof. Each of such documents to which it is a party has been duly authorized by all necessary corporate action on the part of the applicable Company Party, was validly executed and delivered by the applicable Company Party and is the legal, valid and binding obligation of the applicable Company Party, enforceable against the applicable Company Party in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, and none of its provisions has been waived by any party thereto.

                  5.11.    TAX MATTERS.

                  Each of the Company Parties has filed all tax returns and reports that it was required to file. All such tax returns and reports were correct and complete in all material respects. All taxes of any nature owed by any Company Party (whether or not shown on any tax return) have been paid. There are no Liens on any of the assets of any of the Company Parties that arose in connection with any failure (or alleged failure) to pay any tax. No Company Party has any liability for the taxes of any Person other than itself and the other Company Parties (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contractual Obligation, or (iv) otherwise.

                  5.12.    SEVERANCE ARRANGEMENTS.

                  Except as set forth on SCHEDULE 5.12, no Company Party has entered into any severance or similar arrangement in respect of any present or former employee of such Company Party that will result in any obligation (absolute or contingent) of such Company Party to make any payment to such present or former employee of such Company Party following termination of employment.

                  5.13.    INVESTMENT COMPANY/GOVERNMENT REGULATIONS.

                  Immediately following the Closing, after giving effect to the transactions contemplated by the Transaction Documents, no Company Party nor any Person controlling, controlled by or under common control with a Company Party will be an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Company Party is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or any federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.14.    BROKER'S, FINDER'S OR SIMILAR FEES.

                  There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with any Company Party or any officer, director, shareholder, or Affiliate of any Company Party or any action taken by any such Person.

                  5.15.    LABOR RELATIONS AND EMPLOYEE MATTERS.

                           (a) No Company Party is or has engaged in any unfair
labor practice.

                           (b) Except as set forth on SCHEDULE 5.10, no Company
Party is a party to any employment agreement (other than "at will" employment relationships), collective bargaining agreement or covenant not to compete.

                           (c) No complaint under any statute or regulation
relating to employment has been filed or, to the knowledge of any of the Company Parties, is threatened against any Company Party.

                           (d) No strike, labor dispute, slowdown or stoppage is
pending or, to the knowledge of any of the Company Parties, threatened against any Company Party.

                           (e) No union representation question exists with
respect to the employees of any Company Party and no union organizing activities are taking place.

                  5.16.    EMPLOYEE BENEFITS MATTERS.

                           (a) Except as set forth on SCHEDULE 5.16, no
employees of any Company Party have participated in and no Company Party has adopted, contributed to or implemented any Employee Plan. The option agreements to which certain of the employees are party are all in substantially the same form as the option agreement previously furnished to Purchasers as representative of such agreements, with the exception of the option agreement with Vince Romano.

                           (b) PLAN COMPLIANCE. Each Company Party is in
compliance in all material respects with all reporting, disclosure and registration requirements applicable to it under the Code, ERISA and all federal and state securities laws, and Department of Labor, Internal Revenue Service and Commission rules and regulations promulgated thereunder, with respect to all of the Employee Plans, and is not subject to any material liability, whether asserted or not, for any penalties to any Governmental Authority for late filing of any return, report or other governmental filing. All of the Employee Plans comply currently, and have complied in the past, both as to form and operation, in all material respects, with their terms and with all requirements of applicable law. All amounts that are currently owing to Employee Plan participants, or contributions required to be made to the Employee Plans have been timely paid or contributed with respect to all periods prior to the Closing Date or provided for by adequate reserves on the Financial Statements.

                           (c) PROHIBITED TRANSACTIONS. Except as set forth on
SCHEDULE 5.16, no Employee Plan, nor any related trust, nor any Company Party, nor any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to the Employee Plans, has engaged in any nonexempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of any Company Party therein, which could subject any of the Plans or related trusts, or any trustee, administrator or other fiduciary of any such Plan, or any Company Party, or any Purchaser, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by Section 502 of ERISA or Section 4975 of the Code which could have a material adverse effect on the Condition of the Company.

                           (d) COBRA. Except as set forth in SCHEDULE 5.16, each
of the Company Parties has complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Code, Sections 601 et seq. of ERISA, the Family and Medical Leave Act of 1994, and the regulations promulgated thereunder.

                  5.17.    OUTSTANDING BORROWINGS.

                  SCHEDULE 5.17 lists (i) the amount of all Outstanding Borrowings of each of the Company Parties as of the date hereof, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the applicable Company Party, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the applicable Company Party as of November 30, 1998 in connection with any Outstanding Borrowings.

                  5.18.    INSURANCE SCHEDULE.

                  SCHEDULE 5.18 contains a true and correct summary of each Company Party's insurance policies in effect as of the date hereof. The insurance binders previously provided to the Purchasers contain a true and correct summary of the expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles with respect to such policies. The Company has no self-insurance program in effect, other than with respect to its employee health program, which is self-insured but for which catastrophic losses are covered by insurance. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 7.14 hereof. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

                  5.19.    SOLVENCY.

                  No Company Party has (i) made a general assignment for the benefit of its creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition in bankruptcy by its creditors,
(iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets or properties, or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets. Each Company Party is Solvent.

                  5.20. NO OTHER AGREEMENTS TO SELL THE ASSETS OR CAPITAL STOCK OF THE COMPANY.

                  Other than as otherwise set forth in this Agreement, no Company Party has a legal obligation, absolute or contingent, other than the obligations of the Company under this Agreement or the Amended and Restated Shareholders' Agreement, to any person or firm to (i) sell any capital stock of any of the Company Parties or, outside of the ordinary course of business, assets, or effect any merger, consolidation or other reorganization of any of the Company Parties or (ii) enter into any agreement with respect any of the foregoing.

                  5.21.    KEY EMPLOYEES.

                  The performance by each Company Party's key employees of their duties for such Company Party as contemplated by the Company's business plan will not violate any provision of any agreement to which any of such persons or such Company Party is a party, including any agreement with any former employer of any such person, or give rise to any obligation or liability of any Company Party to any third party or limit in any way such Company Party's ability to conduct its business. None of the key employees of any Company Party is engaged, directly or indirectly, or has any interest (other than as a shareholder of a public company) in any entity which is engaged in competition with any Company Party in its planned activities.

                  5.22.    COMPLIANCE WITH LAW.

                  Each Company Party has complied in all material respects with all applicable Requirements of Law.
                                       21

                  5.23.    SOFTWARE.

                  (a) For purposes hereof, (i) "Operational Software" shall mean all software used by, or necessary for the operation of the business of, any of the Company Parties, including, without limitation, all software purchased or licensed from third parties ("Third Party Software") all or a portion of which is incorporated in, linked to, or necessary for the proper functioning of, or was a tool used in connection with the development of, any such Operational Software used by, or necessary to the operation of the business of, any of the Company Parties, and (ii) Applications Software shall mean all software marketed, licensed, sublicensed or otherwise distributed by any of the Company Parties to third parties, including, without limitation, all Third Party Software all or a portion of which is incorporated in, linked to, or necessary for the proper functioning of, or used as a tool in connection with the development of, any such Applications Software marketed, licensed, sublicensed or otherwise distributed by any of the Company Parties to third parties. Operational Software and Applications Software are collectively referred to as the "Company Software."

                            (b) With respect to all Operational Software, each
Company Party has all rights to modify, duplicate, display, incorporate, execute and use all applicable Third Party Software necessary in order to conduct its business as currently conducted or proposed to be conducted.

                            (c) With respect to all Applications Software, each
Company Party has all rights to modify, duplicate, display, incorporate, distribute, execute, use and grant sublicenses in, market or otherwise distribute all applicable Third Party Software necessary in order to conduct its business as currently conducted or proposed to be conducted.

                            (d) Except with respect to Third Party Software, the
Company Parties own the entire right, title and interest in and to the Company Software and to each component thereof, including the source code, object code, flowcharts, programmers' notes and annotations thereto (the "Development Materials").

                            (e) All licenses in and to Third Party Software are
valid and existing and in full force and effect. No Company Party has received any notice that any such license has been terminated or that any event has occurred which, if not cured, will result in the termination of any such license, and no Company Party is aware of the occurrence of any such event.

                            (f) Each Company Party has taken all steps
reasonably necessary to maintain the Company Software, including all components thereof, which it owns ("Owned Software") as a trade secret or as its copyrighted material. No third party has access to the Development Materials relating to any Owned Software or is otherwise in a position to duplicate or make any unauthorized use of any Owned Software, except for (i) licensees of the Company Parties who have or may acquire access thereto in the ordinary course of business pursuant to written agreements under which such licensees are required to maintain such Development Materials in confidence and who, to the Company Parties' knowledge, have not violated such requirements, and (ii) OEM purchasers who may have or may acquire access thereto in accordance with written OEM agreements, true and complete copies of which have been delivered to Purchasers.

                            (g) Current and complete documentation and source
code exists with respect to all Owned Software.

                            (h) The Owned Software is not subject to any legal
or contractual restriction which would prevent such Owned Software from being licensed, sublicensed, marketed, incorporated in other software, modified, or otherwise used or sold by any of the Company Parties without restriction. The consummation of the transactions contemplated hereby will not alter any of the rights described in the preceding sentence.

                            (i) No Person has disputed any Company Party's
right, title or interest in or to any of the Owned Software. With respect to the Owned Software, neither such Software nor the use or licensing thereof infringes upon, violates, misappropriates or conflicts with any patent, copyright, trade secret or other proprietary right or right of exclusion of any third party. No Company Party is aware of any breach of any confidentiality agreement in favor of a Company Party relating to the Software either by its employees or consultants.

                            (j) None of the Company Software has manifested any
significant operating problems, other than any such problems that have been corrected or are correctable in the ordinary course of business. Such problems will not in the aggregate result in a material amount of losses or expenses for any of the Company Parties.

                            (k) All royalties due and payable to licensors of
any Third Party Software by any of the Company Parties on or prior to the date hereof have been paid in full.

                            (l) To its knowledge, all computer software or
hardware owned or used by any of the Company Parties, or licensed by any of the Company Parties, as licensor or as licensee is "Year 2000 Compliant" (as hereinafter defined). For purposes of this Agreement, "Year 2000 Compliant" shall mean (i) all such software or hardware shall operate in four-digit year format, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and (iii) any date arithmetic programs or calculators in the software or hardware shall operate in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance. No Company Party is aware of any inability on the part of any customer, insurance company or service provider with which any of the Company Parties transacts business to remedy any failure to be Year 2000 Compliant on a timely basis. The Company has requested certification or comparable assurances from each supplier or licensor of the Company's Third Party Software that such Third Party Software is Year 2000 Compliant. SCHEDULE 5.23(1) sets forth a complete list of suppliers or licensors of Third Party Software that have provided to the Company (i) such certification or comparable assurances or (ii) a warranty that such Third Party Software is Year 2000 Compliant. SCHEDULE 5.23(2) sets forth a complete list of customers who have agreed that the Company shall have no liability for any failure of Third Party Software to be Year 2000 Compliant. Based upon such certifications or assurances heretofore received, and upon communications had with all suppliers and licensors of Third Party Software, and upon such independent analyses as the Company has undertaken in the exercise of good business judgment, the Company believes that the software licensed, installed, integrated or maintained by the Company is either Year 2000 Compliant or that the suppliers or licensors thereof are using commercially reasonable efforts to make such software Year 2000 Compliant.

                  5.24.    DISCLOSURE.

                  Each Company Party has, to the best of its knowledge, fully responded to all requests for information, and each Company Party has accurately answered all questions from the Purchasers concerning the Condition of the Company, and has not knowingly withheld any facts relating thereto which it reasonably believes to be material with respect to the Condition of the Company or the ability of each Company Party to perform its obligations under the Transaction Documents, or any other material agreement to which it is a party. No information in this Agreement or in any Exhibit or Schedule attached to this Agreement, contains or will contain any untrue statement of a material fact or when considered together with all such information delivered to the Purchasers omits to state any material fact necessary in order to make the statements contained herein or therein not misleading. The disclosures made in writing by the Company Parties in connection with this Agreement and any and all documents describing the business and financial condition of the Company Parties provided to the Purchasers by the Company Parties when read in the light of the circumstances when made and taken as a whole, did not when made contain any untrue statement of a material fact.

                  5.25.    NO DEFAULT OR BREACH.

                  No Company Party is in, and the incurrence of the obligations of any of the Company Parties contemplated by the Transaction Documents do not constitute, nor with the giving of notice or lapse of time or both would constitute, a default under or with respect to any Contractual Obligation of any Company Party.

                  5.27     PATENTS, TRADEMARKS, ETC.

                  Each Company Party owns or is licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "Rights") being used to conduct its businesses as now operated. SCHEDULE 5.27 sets forth a complete list of licenses or other contracts relating to each Company Party's Rights and registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights. Except as identified on Schedule 5.27, no Right or product, process, method, substance or other material presently sold by or employed by any of the Company Parties, or which any of the Company Parties contemplate selling or employing, infringes upon the Rights that are owned by others, and no litigation is pending and no claim has been made against any Company Party or, to the knowledge of any of the Company Parties, is threatened, contesting the right of a Company Party to sell or use any Right or product, process, method, substance or other material presently sold by or employed by such Company Party. No

Company Party has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by a Company Party or to which it has exclusive use. Except as set forth on SCHEDULE 5.27, no employee, officer or consultant of any of the Company Parties has any proprietary, financial or other interest in any Rights owned or used by each Company Party in its businesses. Except as set forth on SCHEDULE 5.27, no Company Party has any obligation to compensate any Person for the use of any Rights and no Company Party has granted any license or other right to use any of the Rights of any of the Company Parties, whether requiring the payment of royalties or not. Each Company Party has taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All trade secrets and other confidential information of each of the Company Parties are presently valued and protectible and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company Parties or otherwise to the detriment of any of the Company Parties. No employee or consultant of any Company Party has wrongfully used any trade secrets or other confidential information of any other Person in the course of his work for such Company Party. To the knowledge of the Company no patent, statute, law, rule, regulation, standard or code is pending or proposed which would restrict a Company Party's ability to use any of the Rights.

                  5.28     USE OF REAL PROPERTY.

                  Each Company Party holds all of the right, title and interest of the tenant under the leases reflected on the Reference Balance Sheet or used in its business free and clear of all Liens, liabilities and rights except as provided on SCHEDULE 5.28. Except as set forth on SCHEDULE 5.28, the owned and leased real properties reflected on the Reference Balance Sheet or used in connection with the business of any of the Company Parties are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, except to the extent that the failure so to comply would not, individually or in the aggregate, materially adversely affect the Condition of the Company. Except as set forth on SCHEDULE 5.28, all structures, improvements and other buildings that are owned or covered by leases reflected on the Reference Balance Sheet or used in connection with the business of any of the Company Parties comply with all applicable ordinances, codes, regulations and requirements (if required) have a valid and subsisting certificate of occupancy for their present use (if required), and no Company Party has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to the real property, or of any intended revocation, modification or cancellation of same, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. Each Company Party enjoys peaceful and undisturbed possession under each lease relating to leased real property reflected on the Reference Balance Sheet or used in connection with the business of such Company Party. There are no service contracts, maintenance contracts, union contracts, concession agreements, licenses, agency agreements or any other written contracts or agreements affecting the real property or the leased property reflected on the Reference Balance Sheet or used in connection with the business of any of the Company Parties, or the operation thereof, other than those listed on SCHEDULE 5.28, except for contracts or agreements (oral or written) which are cancelable on no more than thirty (30) days' notice.

                  5.29     ERISA - PROHIBITED TRANSACTIONS.

                  The execution and delivery of the Transaction Documents, the purchase and sale of the Preferred Shares hereunder and the consummation of the transactions contemplated thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

                  5.30     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  Since November 30, 1998, except as set forth on SCHEDULE 5.30, no Company Party has (i) issued any stock, bonds or other corporate securities,
(ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $75,000, (iii) discharged or satisfied any Lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $75,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any adverse change in the Condition of the Company, (x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction involving consideration in excess of $75,000 except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate.

                  5.31     ENVIRONMENTAL MATTERS.

                  Except as described on SCHEDULE 5.31, the property, assets and operations of the Company Parties are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of any of the Company Parties, including, without limitation, the groundwater, except in compliance with applicable Environmental Laws; and there have been no releases or threatened releases of Hazardous Materials in, on or under any property adjoining any of the property or assets of any of the Company Parties that have not been remediated to the satisfaction of the appropriate Governmental Authorities and in compliance with Environmental Laws.

                            (a) None of the property, assets or operations of
any of the Company Parties is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                            (b) None of the Company Parties is or was the owner
or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "National Priorities List" or "CERCLIS List," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

                            (c) No Company Party has received any notice or
claim, nor are there any pending, or, to the knowledge of any Company Party, any threatened or reasonably anticipated, lawsuits or proceedings against it, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and no Company Party has any present or contingent liability in connection with the presence either on or off the property or assets of any of the Company Parties of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

                  5.32     POTENTIAL CONFLICTS OF INTEREST.

                  Except as set forth on SCHEDULE 5.32, no officer, director, stockholder or other security holder of any Company Party: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, any Company Party;
(b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company Parties uses in the conduct of business; or
(c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, any of the Company Parties, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  5.33     TRADE RELATIONS.

                  Set forth on SCHEDULE 5.33 is a true and correct list of (i) the twenty largest customers of the ACR and the twenty largest customers of IIT, in terms of sales during the nine-month period ended November 30, 1998, and all of the Company's current customers; and (ii) the five largest suppliers of goods or services to each of the Company Parties in terms of purchases during the nine-month period ending November 30, 1998, as well as any sole source suppliers of goods or services for which there is no ready alternative to the Company on comparable terms. There exists no actual or, to the knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company, or with any material supplier.

                  5.34     ACQUISITION AGREEMENTS.

                  To the Company's knowledge, the representations and warranties made in the Stock Purchase Agreement, dated as of August 28, 1998, by and among the Company, IIT

Holding, Inc., and the selling stockholders named therein; and the Stock Purchase Agreement, dated as of October 2, 1998, by and among the Company, Advanced Communication Resources, Inc. and the selling stockholders named therein (collectively, the "Acquisition Agreements") by each of the parties thereto were true, correct and accurate in all material respects as of the date of each such Acquisition Agreement as of the closing of each such acquisition, and as of the date hereof.

                  5.35     LOCATION OF ASSETS.

                  The chief executive offices of the Company Parties and the books and records of each Company Party concerning its accounts (as such term is defined in the Uniform Commercial Code) are located only at the address set forth on SCHEDULE 5.34 identified as such, and the only other places of business and locations of assets of each of the Company Parties, if any, are the addresses set forth on SCHEDULE 5.35.

                  5.36     REGULATORY AFFILIATE.

                  The Company is not and will not, after giving effect to the transactions contemplated hereunder, be a Regulatory Affiliate of US West.

                                   ARTICLE 6.
                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally and not jointly, hereby represents and warrants, as to itself, to the Company as of the date hereof as follows:

                  6.1.     EXISTENCE AND AUTHORITY

                  Such Purchaser (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to own its assets and operate its business, and
(c) has all requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will be a party.

                  6.2.     ORGANIZATION; AUTHORIZATION; NO CONTRAVENTION.

                  The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party or will be a party and the consummation of the transactions contemplated thereby, including, without limitation, the acquisition of the Preferred Shares: (a) is within such Purchaser's authority, and has been duly authorized by all necessary action on the part of such Purchaser; (b) does not conflict with or contravene the terms of such Purchaser's constituent documents; and (c) will not violate, conflict with or result in any material breach or contravention of (i) any Contractual Obligation of such Purchaser, or (ii) the Requirements of Law or any order or decree applicable to such Purchaser.

                  6.3.     BINDING EFFECT.

                  This Agreement has been duly executed and delivered by such Purchaser, and this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.4.     PURCHASE FOR OWN ACCOUNT.

                  The Preferred Shares, and the shares of Common Stock to be issued upon conversion of the Preferred Shares, are being or will be acquired by such Purchaser for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares or the shares of Common Stock to be issued upon conversion of the Preferred Shares to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED DECEMBER 31, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

                  6.5.     FINANCIAL CONDITION.

                  Such Purchaser's financial condition is such that it is able to bear the risk of holding the Preferred Shares for an indefinite period of time and can bear the loss of its entire investment in the Preferred Shares. Such Purchaser has such knowledge and experience in financial and business matters and in making high risk investments of this type that it is capable of evaluating the merits and risks of the purchase of the Preferred Shares.

                  6.6.     RECEIPT OF INFORMATION.

                  Such Purchaser has been furnished access to the business records of the Company and such additional information and documents as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and condition of this Agreement, the purchase of the Preferred Shares, the prospective operations, market potential, capitalization, financial conditions, and prospects of the business to be conducted by the Company, and all other matters deemed relevant by such Purchaser.

                  6.7.     BROKER'S, FINDER'S OR SIMILAR FEES.

                  There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

                  6.8.     GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT.

                  No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirements of Law (excluding any state securities or "Blue Sky" laws), and no lapse of a waiting period under any Requirements of Law, is necessary or required in connection with the execution, delivery or performance by such Purchaser (including, without limitation, the acquisition of the Preferred Shares) or enforcement against such Purchaser of this Agreement or the related agreements referred to herein to which it is or will be a party or the transactions contemplated thereby.

                  6.9.     LITIGATION.

                  No Actions are pending, or to the best knowledge of such Purchaser, threatened relating to or affecting the transactions required to be performed by such Purchaser under this Agreement or the related agreements referred to herein to which it is or will be a party.

                                   ARTICLE 7.
                      COVENANTS OF THE COMPANY WITH RESPECT
                       TO THE PERIOD FOLLOWING THE CLOSING

                  Until all Preferred Shares are no longer outstanding due to conversion or otherwise and until the payment by the Company of all other amounts due to the Purchasers under this Agreement or the related agreements and other documents referred to herein or the Certificate, except for such longer survival periods as are specifically provided in Section 7.3 and 7.5(a), the Company hereby covenants and agrees with the Purchasers as follows:

                  7.1.     RESERVATION OF SHARES.

                  The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon conversion of the Preferred

Shares as provided in the Certificate, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate, be duly authorized, validly issued and fully paid and non-assessable. The Company shall issue such Common Stock in accordance with the provisions of the Certificate and shall otherwise comply with the terms thereof.

                  7.2.     YEAR 2000.

                  The Company undertakes promptly to inform the Purchasers of any material deficiency or expected cost in connection with the Company Parties becoming Year 2000 Compliant on a timely basis. The Company will use its commercially reasonable efforts to ensure that (i) the Company Software is Year 2000 Compliant, and (ii) each of the Company Parties will, under any agreement between a Company Party and any third party or parties entered into after the date hereof, expressly limit the Company Party's liability to such third party or parties for the failure of any Company Software to be Year 2000 Compliant. The Company will appoint a Year 2000 Compliance manager and will initiate a Year 2000 Compliance program within the first quarter of 1999.

                  7.3.     REGULATORY COMPLIANCE.

                            (a) CERTAIN REDEMPTIONS AND ACQUISITIONS. The
Company shall give US WEST Communications, Inc. ("US WEST") not less than 15 days prior written notice of any redemption or repurchase of its equity securities (including options, warrants and unconvertible securities) and shall not redeem (other than as required pursuant to the Certificate) or repurchase any of its equity securities to the extent that such redemption or repurchase would cause the Company to become a Regulatory Affiliate of US WEST. US WEST shall not acquire any of the Company's equity securities (whether from the Company or from a third party) to the extent that such acquisition would cause the Company to become a Regulatory Affiliate of US WEST. Any transaction in violation of this subsection shall be void. To the extent such transaction has taken place before either the Company or US WEST was aware that it violated this subsection, the Company and US WEST agree to use their best commercially reasonable efforts to cause the transaction to be rescinded. In any event, the provisions of subsection (b) below will apply to the extent that the Company has become a Regulatory Affiliate of US WEST.

                            (b) PUT AND CALL RIGHTS. In the event that the
Company at any time after the Closing Date (i) provides in-region interLATA services that US WEST would be prohibited from providing under 47 U.S.C. ss.271, and (ii) becomes an "Affiliate" of US WEST, as that term is defined in Section 3(1) of the Communications Act of 1934, as amended, 47 U.S.C. ss. 153(1), by virtue of US WEST's ownership of an equity interest in the Company (in such circumstances, a "Regulatory Affiliate"), then US WEST shall have the right to cause the Company to purchase its "Excess Shares" (as defined below) (the "US WEST Put") and the Company shall have the right to cause US WEST to sell to the Company its Excess Shares (the "Company Call" and, collectively with the US WEST Put, the "Regulatory Rights") on the following terms and conditions:

                            (i) The party seeking to exercise the Regulatory
Rights shall give notice to the other party promptly after the Company has become a Regulatory Affiliate and in no event later than 30 days after such party first becomes aware of the fact that the Company has become a Regulatory Affiliate. In the event that the other party disagrees that the Company has become a Regulatory Affiliate, that party shall provide notice of such disagreement within three Business Days of the notice from the party, and both parties' regulatory counsel shall thereupon consult with each other to come to an agreement on whether or not the Company has become a Regulatory Affiliate seeking to exercise the Regulatory Rights. In the event that the regulatory counsel do not reach an agreement within ten (10) days, the matter will be submitted to expedited arbitration by a counsel mutually agreeable to the other two counsel. The closing of the sale of the Excess Shares shall take place within five Business Days of the original notice (assuming no regulatory consents are required) if the party not seeking to exercise the Regulatory Rights has not timely objected to the notice; if the party not seeking to exercise the Regulatory Rights had timely objected to the notice, then the closing shall take place within five Business Days of the arbitral resolution of the dispute. In the event that the Company exercises the Company Call and the purchase price for the Excess Shares is not paid entirely in cash, US WEST shall have the right, for a period of 60 days from the date of consummation of the purchase of the Excess Shares, to cause the Company to sell the Excess Shares to US WEST's designee for a purchase price equal to the purchase price in fact paid by the Company for such shares (that is, including the Company's promissory note as set forth in subparagraph (iii) below as well as cash to the extent cash was included in payment of the purchase price).

                            (ii) The Excess Shares shall be the minimum amount
of shares of the Company's equity securities that are required to be disposed of in order that the Company not be deemed a Regulatory Affiliate.

                            (iii) The purchase price per share for the Excess
Shares shall be the Quoted Price (as defined in the Certificate). The purchase price shall be paid (A) in cash to the extent of the amount that can permissibly be paid consistent with the terms of any indentures governing the Company's debt and the terms of any of the Company's senior and subordinated credit facilities; and (B) the balance of the purchase price, if the purchase price has not been paid fully in cash, shall be paid in the form of the Company's promissory note in favor of US WEST (the "US WEST Note"), which US WEST Note shall (w) bear interest at a rate of 12% per annum, (x) be for a term equal to the term of the longest of the Company's then-outstanding indebtedness plus one day, subject to mandatory prepayment in the event of a Sale of the Company, a public offering (to the extent the proceeds thereof are not used to repay senior indebtedness) or the refinancing of all or substantially all of the Company's indebtedness,
(y) be freely transferable (subject to applicable securities laws) and convertible at the option of the holder (to the extent that the Company would not become a Regulatory Affiliate as a result thereof) into a number of Shares of Convertible Preferred Stock (split between Series A Preferred Stock and Series B Preferred Stock in proportion to US West's then-current holdings) determined by dividing the unpaid principal amount of such US WEST Note by the price utilized in connection with the exercise of the US WEST Put or the Company Call resulting in the issuance of such US WEST Note (and the accrued but unpaid interest shall be payable in cash), and (z) be subordinated (including as to the payment of interest) to the minimum extent required by the Company's senior and subordinated lenders and the terms of the Company's indentures.

                            (c) CERTAIN TRANSFERS. In the event that US WEST is
required by applicable law to dispose of some or all of the Company's equity securities that it then holds in order to prevent the Company from becoming a Regulatory Affiliate, the Company and US WEST shall take all commercially reasonable actions to restructure US WEST's investment in the Company in a manner that will cause the Company not to be deemed a Regulatory Affiliate. In the event that such a restructuring cannot be effectuated, the Company shall waive the restrictions set forth in Section 2(b) of the Amended and Restated Stockholders' Agreement to the extent that the proposed transferee is not a direct competitor of the Company. In any event, the provisions of subsection (b) above will apply to the extent that the Company has become a Regulatory Affiliate.

                            (d) COOPERATION. In the event of any challenge by an
regulatory authority or any third party to the transactions contemplated by this Agreement, the Company and US WEST agree to vigorously defend against such challenge, to cooperate in such defense and to provide the other party such information as it may reasonably request to assist in such defense

                            (e) CERTAIN ACTIONS. Without the consent of the
holders of a majority of the Series A Preferred Stock then outstanding and two-thirds of the Series B Preferred Stock then outstanding, the Company will not take any action that would result in the Company being deemed a Regulatory Affiliate.

                            (f) SUPERSEDING AGREEMENT. The provisions of this
Section 7.3 hereby supersede and replace the provisions of Section 7.4 of the Stock Purchase Agreement between the Company and US WEST, which Section the Company and US WEST hereby agree is of no further force or effect.

                            (g) SURVIVAL. The provisions of this Section 7.3
shall survive until US WEST ceases to hold any Preferred Shares or shares of Common Stock issued upon conversion thereof and until the payment by the Company of all other amounts due to US WEST under this Agreement or the related agreements and other documents referred to herein or the Certificate.

                  7.4.     INFORMATION AND REPORTS FOR SBIC PURCHASERS.

                  The Company will furnish to any Purchaser that is a Small Business Investment Company ("SBIC") such financial data and other information relating to the business of Company as such Purchaser reasonably may request from time to time. The Company, upon reasonable request, will cooperate fully with such Purchaser, its representatives and counsel, in the preparation of any document or other material which may be required by the SBA or any other governmental agency as a predicate to or result of the transaction herein contemplated. In addition to the foregoing, no later than ninety (90) days after the Closing, the Company shall furnish to any Purchaser that is an SBIC a certificate executed by the president of the Company itemizing the use of proceeds from the sale of the Preferred Shares, and the Company shall cooperate with such Purchaser in connection with a post-closing review. Within ninety (90) days after the end of each fiscal year of the Company, the Company will, if required by law, submit to any Purchaser that is an SBIC an economic impact report in form reasonably satisfactory to such Purchaser.

                  7.5.     FINANCIAL STATEMENTS AND OTHER INFORMATION.

                  The Company shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Company shall deliver to the Purchasers each of the financial statements and other reports described below:

                            (a) MONTHLY AND QUARTERLY FINANCIAL INFORMATION. As
soon as available and in any event within thirty (30) days after the end of each month, the Company shall deliver (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal quarter) and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan. Notwithstanding the foregoing to the contrary, from and after January 1, 2001, the financial information required to be delivered pursuant to this paragraph shall be delivered as soon as available following the end of each fiscal quarter, but in no event later than thirty (30) days after the end of such fiscal quarter. After the consummation of an IPO, as defined in the Certificate (an "IPO") the Company's obligations under this paragraph (a) shall continue until the second anniversary of the date of this Agreement, but the financial information shall be provided to the Company's Board of Directors and observers, not to the Purchasers.

                            (b) YEAR-END FINANCIAL INFORMATION. As soon as
available and in any event within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from Ernst & Young, LLP or another "Big Five" firm of certified public accountants selected by the Company and reasonably acceptable to the Purchasers, which report shall be issued pursuant to an audit conducted by such firm of certified public accountants in conformity with generally accepted accounting standards. The Company shall use its best commercially reasonable efforts to ensure that such report shall contain an "Unqualified" opinion (as such term is defined in AU Section 508.10 of the American Institute of Certified Public Accountants Professional Standards).

                            (c) COMPANY'S COMPLIANCE CERTIFICATE. Until the
consummation of an IPO, the Company shall deliver or cause to be delivered within thirty (30) days after the end of each fiscal quarter a fully and properly completed compliance certificate (in substantially the form attached hereto as EXHIBIT D (or in such other form or substance as shall be satisfactory to Purchasers) and referred to as a "Compliance Certificate") signed by the chief executive officer or chief financial officer of the Company.

                            (d) ACCOUNTANTS' REPORTS. Promptly upon receipt
thereof, the Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                            (e) MANAGEMENT REPORTS. Until the consummation an of
IPO, the Company will deliver within thirty (30) days after the end of each fiscal quarter a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 7.5(f) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

                            (f) PROJECTIONS. No earlier than sixty (60) days
prior nor later than fifteen (15) days prior to the end of each fiscal year beginning with the current fiscal year, the Company shall prepare and deliver to Purchasers projections of the Company and its Subsidiaries for the next succeeding fiscal year, on a month to month basis and for the following four
(4) fiscal years on a quarter to quarter basis, including a balance sheet as of the end of each relevant period and income statements and statements of cash flows for each relevant period and for the period commencing at the beginning of the fiscal year and ending on the last day of such relevant period.

                            (g) SEC FILINGS AND PRESS RELEASES. Promptly upon
their becoming available, the Company shall deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business the Company or any of its Subsidiaries.

                            (h) EVENTS OF DEFAULT, ETC. Promptly upon any of the
Company Party's obtaining knowledge of any of the following events or conditions, the Company shall deliver copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event or condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes a material breach of any provision of this Agreement; (ii) any notice that any Person has given to the Company or any Subsidiary, or any other action, taken with respect to a claimed default in any agreement evidencing Indebtedness or any other material agreement to which the Company or any Subsidiary is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Company.

                            (i) LITIGATION. Promptly upon any of the Company
Party's obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which, in each case, is reasonably possible to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to the Purchasers and provide such other information as may be reasonably available to them to enable the Purchasers and their counsel to evaluate such matter.

                  7.5A     SUBSIDIARIES.

                  The Company shall cause each Subsidiary acquired or created after the date hereof to comply with the covenants and agreements herein as if such Subsidiary had been a Subsidiary on the date hereof.

                  7.6      NOTICE OF CORPORATE CHANGES

                  The Company shall provide prompt written notice to the Purchasers of (i) all jurisdictions in which the Company or any of its Subsidiaries becomes qualified after the Closing Date to transact business, and
(ii) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of the Company or any of its Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, such notice, in each case, to identify the applicable jurisdictions or capital structures, as applicable.

                  7.7      NO DEFAULTS.

                  The Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in subsection 7.5(b), a certificate of the Company's chief financial officer stating that to his knowledge no breach of this Agreement or any Transaction Document shall have occurred during the period covered thereby, except as specified in such certificate.

                  7.8      PERMITTED INVESTMENTS.

                  The Company may invest the proceeds of the sale of the Preferred Shares pending use of the proceeds pursuant to Section 7.16, in government securities, certificates of deposit, or bank accounts, or in such high-grade, short-term investment vehicles as may be approved by the Audit Committee of the Board of Directors.

                  7.9      OTHER INFORMATION.

                  With reasonable promptness, the Company shall deliver such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by any Purchaser.

                  7.10     PRESERVATION OF CORPORATE EXISTENCE.

                  The Company shall, and shall cause each of its Subsidiaries to:

                            (a) preserve and maintain in full force and effect
its corporate existence;

                            (b) conduct its business in accordance with sound
business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced); and

                            (c) file or cause to be filed in a timely manner all
reports, applications, estimates and licenses that shall be required by a Governmental Authority.

                  7.11     PAYMENT OF OBLIGATIONS.

                  The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                            (a) all Tax liabilities, assessments and
governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                            (b) all lawful claims which the Company and each of
its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                           (c) all payments of principal, interest and other
amounts when due on Indebtedness.

                  7.12     COMPLIANCE WITH LAWS.

                  The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental
Laws).

                  7.13     INSPECTION.

                  The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice; PROVIDED, HOWEVER, that no such inspection, examination or inquiry, the failure to conduct same, nor any knowledge of any Purchaser, including, without limitation, any knowledge obtained by such Purchaser in connection with any such inspection, investigation or inquiry, shall constitute a waiver of any rights Purchasers may have under any representation, warranty, covenant, term or agreement under any of the Transaction Documents.

                  7.14     INSURANCE.

                  The Company and its Subsidiaries shall maintain or cause to be maintained in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and in amounts acceptable to Purchasers and will deliver evidence thereof to Purchasers. Without limiting the foregoing, the Company and its Subsidiaries will establish no later than three (3) months after the Closing Date and maintain at all times thereafter directors' and officers' liability insurance coverage for each of the members of the Board of Directors of the Company in amounts satisfactory to the Purchasers; provided, however, that the Company shall not be obligated to purchase such insurance in the event that reasonable terms and pricing are not commercially available. All such insurance policies shall provide that they may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to Purchasers.

                  7.15     BOOKS AND RECORDS.

                  The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  7.16     USE OF PROCEEDS.

                  The Company shall use the proceeds of the sale of Preferred Shares hereunder only as follows: (i) for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the other Transaction Documents, (ii) for capital expenditures, (iii) to repay a note (including accrued but unpaid interest thereon) pursuant to Section 3.19 and the interest on the Notes, and (iv) for general corporate purposes.

                  7.17     BOARD NOMINEES.

                  The Company shall maintain a Board of Directors consisting of the number of directors specified in the Amended and Restated Stockholders' Agreement, as such agreement may be amended from time to time, and use its best efforts to have the nominees designated pursuant to such agreement elected to the Board of Directors in accordance with, and subject to, the terms thereof.

                  7.18     GRANTING OF EMPLOYEE OPTIONS.

                  The Company may grant no more Employee Options than would represent 6.5% of the Company's outstanding Common Stock on a fully diluted basis, not including the options and shares issuable or issued on exercise of options pursuant to the Employee Stock Option Plan. If the Employee Options are granted, the Company shall grant the Employee Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant or grants, as the case may be.

                  7.19     BUSINESS ACTIVITIES.

                  Neither the Company nor any of its Subsidiaries shall engage in any business or transaction other than the business in which they currently propose to engage and the transactions contemplated by, or permitted under, the Transaction Documents.

                                   ARTICLE 8.
                                 INDEMNIFICATION

                  8.1.     INDEMNIFICATION.

                            (a) In addition to all other sums due hereunder or
provided for in this Agreement, the Company shall defend, indemnify and hold harmless the Purchasers and their Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants, controlling persons and assigns (each a "Purchasing Indemnified Party") to the fullest extent permitted by law from and against any and all losses, costs, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel, as limited by
Section 8.2 below, incurred by a Purchasing Indemnified Party in any action or proceeding between the Company and such Purchasing Indemnified Party (or Purchasing Indemnified Parties) or between a Purchasing Indemnified Party (or Purchasing Indemnified Parties) and any third party or otherwise) and other liabilities or losses or diminution in value (collectively, "Liabilities") incurred or suffered by any Purchasing Indemnified Party resulting from or arising out of (i) any breach by the Company of any representation or warranty, covenant or agreement of the Company in this Agreement or any other of the Transaction Documents, including without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any Purchaser, the Company, any of its Subsidiaries or any equity holders of the Company or any of its Subsidiaries or derivative actions brought by any Person claiming through or in the name of the Company or any Subsidiary of the Company), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Purchasing Indemnified Party's role therein or in the transactions contemplated thereby, or (ii) without limiting the scope of Clause (i) but without duplication, any material liability of the Company on the Closing Date not disclosed in this Agreement, including the Exhibits and Schedules thereto; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 8.1 to any Purchasing Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the material breach by such Purchasing Indemnified Party of any representation, warranty, covenant or other agreement of such Purchasing Indemnified Party contained in this Agreement; PROVIDED, FURTHER, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Purchasing Indemnified Party for all such expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by a Purchasing Indemnified Party in any action or proceeding between the Company and such Purchasing Indemnified Party (or Purchasing Indemnified Parties) or between a Purchasing Indemnified Party (or Purchasing Indemnified Parties) and any third party or otherwise) as they are incurred by such Purchasing Indemnified Party; PROVIDED, HOWEVER, that if a Purchasing Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from (i) the willful misconduct or gross negligence of such Purchasing Indemnified Party or (ii) the breach by such Purchasing Indemnified Party of any representation, warranty, covenant or other agreement of such Purchasing Indemnified Party contained in this Agreement or any other Transaction Document.

                  8.2.     PROCEDURE; NOTIFICATION.

                  Each Purchasing Indemnified Party under this Article 8 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Purchasing Indemnified Party in respect of which indemnity may be sought from the Company under this
Article 8, notify the Company in writing of the commencement thereof.

 The omission of any Purchasing Indemnified Party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such Purchasing Indemnified Party unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Purchasing Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Purchasing Indemnified Party in its reasonable judgment; PROVIDED, HOWEVER, that any Purchasing Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Company, on the one hand, and a Purchasing Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Purchasing Indemnified Party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Purchasing Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Purchasing Indemnified Party, on the other hand, that would make such separate representation advisable; PROVIDED, HOWEVER, that in no event shall the Company be required to pay fees and expenses under this Article 8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company agrees that it will not, without the prior written consent of the Purchaser through whom the Purchasing Indemnified Party is entitled to indemnification, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Purchasing Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of such Purchaser and each other Purchasing Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Company shall not be liable for any settlement of any claim, action or proceeding effected against any Purchasing Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Purchasing Indemnified Parties hereunder shall be in addition to any rights that any Purchasing Indemnified Party may have at common law, by separate agreement or otherwise.

                  8.3.     AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT.

                  Notwithstanding anything to the contrary in this Article 8, the indemnification and contribution provisions of the Amended and Restated Stockholders' Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made under such registration statements.

                                   ARTICLE 9.
                                  MISCELLANEOUS

                  9.1.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, the Closing, any investigation by or on behalf of the Purchasers, acceptance of the Preferred Shares and payment therefor, or termination of this Agreement.

                  9.2.     NOTICES.

                  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested (with receipt confirmed), courier service or personal delivery or via facsimile:

                            (a) If to the Purchasers, to their respective
                                address as set forth on Schedule 1.

                                    (b)     If to the Company:         USinternetworking, Inc.
                                                                       One USi Plaza
                                                                       175 Admiral Cochrane Drive
                                                                       Suite 400
                                                                       Annapolis, Maryland  21401
                                                                       Attention:  Christopher R. McCleary

                                            with a copy to:            Latham & Watkins
                                                                       1001 Pennsylvania Avenue, N.W.
                                                                       Suite 1300
                                                                       Washington, D.C.  20004-2505
                                                                       Attention:  James F. Rogers, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if delivered by facsimile, upon confirmation of such transmission; and five business days after being deposited in the mail, postage prepaid, if mailed.

                  9.3.     SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the Amended and Restated Stockholders' Agreement, any Purchaser may assign any of its rights under any of the Transaction Documents to any Person and any holder of the Preferred Shares or the Common Stock issued upon conversion of the Preferred Shares may assign, in whole or in part, the Preferred Shares or the Common Stock issuable upon conversion of the Preferred Shares to any Person. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers, and any such purported assignment by the Company without the prior written consent of the Purchasers shall be void and of no effect. Except as provided in this Section 9.3, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of this Agreement or the related agreements referred to herein.

                  9.4.     AMENDMENT AND WAIVER.

                            (a) No failure or delay on the part of the Company
or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                            (b) Any amendment, supplement or modification of or
to any provision of this Agreement shall be effective only if made in a writing signed by all parties hereto. Any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by Purchasers holding, in the aggregate, at least two-thirds of the then outstanding Series B Preferred Stock, provided that any such amendment, supplement, modification or waiver applies equally to the Preferred Shares held by all Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party in any case shall entitle any party hereto to any other or further notice or demand in similar or other circumstances.

                  9.5.     COUNTERPARTS.

                  Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9.6.     HEADINGS.

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  9.7.     GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

                  9.8.     JURISDICTION.

                  Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of Maryland or the State of New York or the United States District Court for the District of Maryland or the United States District Court for the Southern District of New York and hereby expressly submits to the nonexclusive personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 9.2, such service to become effective 10 days after such mailing.

                  9.9.     SEVERABILITY.

                  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  9.10.    RULES OF CONSTRUCTION.

                  Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  9.11.    ENTIRE AGREEMENT.

                  This Agreement, together with the exhibits and schedules hereto and the other related agreements referred to herein, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other related agreements referred to herein supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  9.12.    PUBLICITY.

                  Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto, provided that a Purchaser may nonetheless communicate with its partners concerning such transactions and investment in the Company and may publish a "tombstone" in the customary form with respect to its investment. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  9.13.    FURTHER ASSURANCES.

                  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  9.14.    WAIVER OF JURY TRIAL.

                  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  9.15.    OBLIGATIONS OF THE PURCHASERS.

                  The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts or omissions of any other Purchaser.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                  USINTERNETWORKING, INC.


                                  By:
                                      ----------------------------------------
                                  Name:
                                      ----------------------------------------
                                  Title:
                                      ----------------------------------------


                                  J. H. WHITNEY III, L.P.

                                  By: J. H. Whitney Equity Partners III, LLC, Its General Partner

                                  By:
                                      ----------------------------------------
                                        Name:
                                        A Managing Member

                                  WHITNEY STRATEGIC PARTNERS III, L.P.

                                  By: J. H. Whitney Equity Partners III, LLC, Its General Partner

                                  By:
                                      ----------------------------------------
                                        Name:
                                        A Managing Member


                                  BLUE CHIP CAPITAL FUND II LIMITED
                                        PARTNERSHIP

                                  By:  BLUE CHIP VENTURE COMPANY, LTD.
                                        Its General Partner


                                  By:
                                      ----------------------------------------
                                        John H. Wyant
                                        Manager

                                  MIAMI VALLEY VENTURE FUND L.P.

                                  By:  BLUE CHIP VENTURE COMPANY OF
                                        DAYTON, LTD.
                                        Its Special Limited Partner


                                  By:
                                      ----------------------------------------
                                        John H. Wyant
                                        Manager


                                  GROTECH PARTNERS IV L.P.

                                  By:  GROTECH CAPITAL GROUP IV, LLC
                                        Its General Partner


                                  By:
                                      ----------------------------------------
                                  Name:
                                  Title:

                                  GROTECH PARTNERS V L.P.

                                  By: GROTECH CAPITAL GROUP V, LLC
                                        Its General Partner


                                  By:
                                      ----------------------------------------
                                  Name:
                                  Title:

                                  SOUTHERN VENTURE FUND SBIC, L.P.

                                  By:  SVF SBIC, L.P.
                                        Its General Partner


                                  By:
                                      ----------------------------------------
                                        Partner


                                  By:
                                      ----------------------------------------
                                        Partner

                                  SOUTHERN VENTURE FUND II, L.P.


                                  By:
                                      ----------------------------------------
                                        General Partner


                                  VENROCK ASSOCIATES


                                  By:
                                      ----------------------------------------
                                        General Partner


                                  VENROCK ASSOCIATES II, L.P.


                                  By:
                                      ----------------------------------------
                                        General Partner


                                  USI PARTNERS, LTD.


                                  By:
                                      ----------------------------------------


                                  US WEST COMMUNICATIONS, INC.


                                  By:
                                      ----------------------------------------





                                  SIEBEL SYSTEMS, INC.

                                  By:
                                      ----------------------------------------
                                        Name:
                                        Title:


                                  WALLER-SUTTON MEDIA PARTNERS, L.P.

                                  By:
                                      ----------------------------------------




                                  ARBOR VENTURE PARTNERS, L.L.C.

                                  By:  Arbor Partners L.L.C., Manager



                                  By:
                                      ----------------------------------------
                                        Donald J. Walker
                                        Managing Director



                                  SOUTHEASTERN TECHNOLOGY FUND, L.P.



                                  By:
                                      ----------------------------------------



                                  PNC BANK, N.A., TRUSTEE



                                  By:
                                      ----------------------------------------
                                        Name:
                                        Title:



                                  PNC BANK, N.A., CUSTODIAN



                                  By:
                                      ----------------------------------------
                                        Name:
                                        Title:

                                  AEH PROFIT SHARING TRUST



                                  By:
                                      ----------------------------------------
                                        Name:
                                        Title:



                                  CASTELLINI MANAGEMENT COMPANY
                                  An Ohio General Partnership



                                  By:
                                      ----------------------------------------
                                        General Partner

                                  --------------------------------------------
                                  RICHARD C. ALBRIGHT


                                  BRUCE H. BRANDALEONER

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  CHRISTOPHER DE ROETTH

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------


                                  ELIZABETH DE ROETTH

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa

                                  By:
                                      ----------------------------------------

                                  --------------------------------------------
                                  PETER DE ROETTH


                                  NICHOLAS DEWOLF

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  CHRISTOPHER EGAN

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  MICHAEL J. EGAN

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  RICHARD J. EGAN

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  RICHARD J. AND MAUREEN E. EGAN
                                     GRANDCHILDREN'S TRUST

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                     DONALD A. FOSS

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  DAVID FRIEND

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  ROGER G. MARINO

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  WILLIAM G. MILLER

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  JAMES K. SCHULER

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------

                                  CAROLYN H. WALTER

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa

                                  By:
                                       ----------------------------------------

                                  JANE E. WESTERVELT

                                  By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                  By:
                                      ----------------------------------------